PROSPECTUS SUPPLEMENT                          This Prospectus Supplement
FOR THE PERIOD ENDING                          filed pursuant to Rule 424(b)(3),
DECEMBER 31, 1996 TO                           relates to Registration Statement
PROSPECTUS DATED                               No. 33-43136-02 and the
OCTOBER 8, 1991                                Prospectus dated October 8, 1991


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 15, 1997


                           DISCOVER CARD TRUST 1991 D
                           --------------------------
             (Exact name of Registrant as specified in its charter)


Delaware                        0-19734                     Not Applicable
--------                        -------                     --------------
(State of                       (Commission                 (IRS Employer
organization)                   File Number)                Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                      19720
----------------------------------------------------
(Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)







                                  Page 1 of 15
                         Index to Exhibits is on page 4

Item 5.  Other Events

On January 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of December 1996, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.       Description
-----------       -----------

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 D related to the Due Period ending December 31, 1996.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           DISCOVER CARD TRUST 1991 D
                                  (Registrant)

                              By: DISCOVER RECEIVABLES FINANCING
                                  GROUP, INC.
                                  as originator of the Trust


                              By: /s/ Birendra Kumar
                                  ------------------------------
                                  Birendra Kumar
                                  Vice President and Treasurer


Date: January 15, 1997

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 D related to the Due Period ending December 31, 1996.